                                                                     EXHIBIT 11

                           GATEWAY  BANCSHARES,  INC.
           CONSOLIDATED STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)

The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month periods ended March 31, 2002 and 2001.


                                                           Three Months Ended
                                                         ----------------------
                                                         March 31,   March 31,
                                                            2002        2001
                                                         ----------  ----------
Basic net income                                         $  308,907  $  163,814
                                                         ==========  ==========

Basic earnings on common shares                          $  308,907  $  163,814
                                                         ==========  ==========

Weighted average common shares outstanding, basic           681,577     679,048
                                                         ==========  ==========

Basic earnings per common share                          $     0.45  $     0.24
                                                         ==========  ==========

Basic net income per common share                        $     0.45  $     0.24
                                                         ==========  ==========

Diluted net income                                       $  308,907  $  163,814
                                                         ==========  ==========

Diluted earnings on common shares                        $  308,907  $  163,814
                                                         ==========  ==========

Weighted average common shares outstanding, diluted         688,846     681,678
                                                         ==========  ==========

Diluted earnings per common share                        $     0.45  $     0.24
                                                         ==========  ==========

Diluted net income per common share                      $     0.45  $     0.24
                                                         ==========  ==========


                                      -17-
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